Exhibit 99.2

DARLING INTERNATIONAL INC. ANNOUNCES

PUBLIC OFFERING OF COMMON STOCK

January 24, 2011 – IRVING, TEXAS – Darling International Inc. (NYSE: DAR), a leading provider of rendering, recycling and recovery solutions to the nation’s food industry, today announced that it intends to offer 24,193,548 shares of its common stock in an underwritten public offering. In addition, Darling and certain former stockholders of Griffin Industries, Inc. (pursuant to such stockholders’ contractual registration rights) may grant the underwriters a 30-day option to purchase from them up to 3,629,032 additional shares of Darling common stock to cover over-allotments, if any. Darling intends to use the net proceeds from the offering to repay a portion of the outstanding balance under its credit facility and for general corporate purposes. The repayment of such indebtedness will provide Darling with additional debt capacity and cash from operations to use in its previously announced renewable green diesel joint venture with Valero Energy Corporation. Darling will not receive any proceeds from the sale of shares by former stockholders of Griffin.

Goldman, Sachs & Co. and BMO Capital Markets are serving as joint book-running managers for the offering. The shares will be issued pursuant to an effective shelf registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission (SEC). A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website, http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying base prospectus related to this offering may be obtained from Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316, or by emailing prospectus-ny@ny.email.gs.com.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Darling

Darling International Inc. is the nation’s largest and only publicly traded provider of rendering and bakery waste recycling solutions to the nation’s food industry. The Company recycles beef, pork and poultry waste streams into useable ingredients such as tallow, feed-grade fats, meat and bone meal, poultry meal and hides. The Company also recovers and transforms used cooking oil and commercial bakery waste into valuable feed and fuel ingredients. These products are primarily sold to agricultural, pet food, leather, oleo-chemical and bio-diesel manufacturers around the world. In addition, the Company provides grease trap collection services and sells used cooking oil collection equipment to restaurants.

{This media release contains forward-looking statements regarding the business operations and prospects of Darling and industry factors affecting it. These statements are identified by words such as “may,” “will,” “ begin,” “ look forward, “ “expect,” “believe,” “intend,” “anticipate,” “should”, “potential,” “estimate,” “continue,” “momentum” and other words referring to events to occur in the future. These statements reflect Darling’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, including the continued disturbances in world financial, credit, commodities and stock markets, a decline in consumer confidence and discretionary spending, the general performance of the U.S. economy, and global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, each of which could cause actual results to differ materially from those projected in the forward-looking statements. Other risks and uncertainties regarding Darling, its business and the industry in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.}

For More Information, contact:

John O. Muse, Executive Vice President of Finance and Administration, or

Brad Phillips, Treasurer, at

972-717-0300

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